                            EXHIBIT 1 TO SCHEDULE 13D

                             JOINT FILING AGREEMENT

         Each of the undersigned hereby agrees and consents that the Schedule 13D filed herewith (this "Schedule 13D") by Glaxo Wellcome plc ("Glaxo Wellcome") is filed on behalf of each of them pursuant to the authorization of each of them to Glaxo Wellcome to make such filing and that such Schedule 13D is filed jointly on behalf of each of them, pursuant to Sections 13(d) and 13(g) of the U.S. Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder. Each of these persons is not responsible for the completeness or accuracy of the information concerning the other persons making this filing unless such person knows or has reason to believe that such information is inaccurate. This agreement may be signed in counterparts.

GLAXO WELLCOME PLC                          GLAXO GROUP LIMITED




By:      /s/ S. J. COWDEN                   By:      /s/ S. J. COWDEN
   ----------------------                      ------------------------------
         Title:  Secretary                           Title:  Secretary



GLAXO VENTURE LIMITED                       GLAXO WELLCOME
                                            AMERICAS INC.




By:      /s/ S. J. COWDEN                   By:      /s/ S. J. COWDEN
  ------------------------                     ------------------------------
         Title:  Director                            Title:  Director



AFFYMAX N.V.                                AFFYMAX TECHNOLOGIES N.V.




By:      /s/ VICTORIA LLEWELLYN             By:      /s/ VICTORIA LLEWELLYN
   ----------------------------                -------------------------------
         Title:  Company Secretary                   Title:  Company Secretary

                                 Page 26 of 102
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MR. DOUGLAS M. HURT                             DR. BARRY C. ROSS




By:    /s/ DOUGLAS M. HURT                      By:    /s/ DR. BARRY C. ROSS
   --------------------------                      ---------------------------









Dated:  February 16, 1999

                                 Page 27 of 102